UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 11, 2006
KNOVA Software, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30277	25-1647861

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10201 Torre Avenue, Suite 350 Cupertino, CA	95014

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (408) 863-5800
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 Securities and Trading Markets
Item 3.02 Unregistered Sales of Equity Securities.
On September 11, 2006, KNOVA Software, Inc. (the “Company”) acquired all existing technology assets, certain customer and vendor contracts and other assets of Active Decisions, Inc., a privately held provider of guided selling solutions for retail, manufacturing, finance and telecommunications industries. In consideration for the acquisition, the Company has issued 101,429 shares of its common stock, 20% of which is subject to a holdback for a period of one year. The seller provided investment representations to the Company that it was acquiring the shares of the Company for investment purposes and without a present intention to distribute the shares. The Company relied on Section 4(2) of the Securities Act, as the basis for an exemption from registering the sale of these shares of common under the Securities Act.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, KNOVA Software, Inc. has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 15, 2006	KNOVA SOFTWARE, INC.
	By:	/s/ Thomas Muise
		Name:	Thomas Muise
		Title:	Chief Financial Officer